Exhibit 11 under Form N-1A
                                         Exhibit 23 under Item 601/Reg. S-K



INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and the Shareholders of MONEY MARKET MANAGEMENT, INC.:

We consent to the use in Post-Effective Amendment No. 76 to Registration Statement (No. 2-49591) of Money Market Management, Inc. of our report dated February 7, 1997, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading `Financial Highlights'' in such Prospectus.

/s/ Deloitte & Touche LLP
    Deloitte & Touche LLP

Pittsburgh, Pennsylvania
February 25, 1997